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                                                                    EXHIBIT 21.1


SUBSIDIARIES OF THE COMPANY


American Enviro-Services, Inc.

LEHI Envirosystems, Inc.

Plymouth Envirosystems, Inc.

Steamboat Envirosystems, Inc.

USE Geothermal, LLC